Exhibit 99.1

OCZ Technology Group, Inc. Completes Restatement of Financial Results and Hosts Conference Call and Webcast on October 8th at 5:30pm Eastern Time

SAN JOSE, Calif., October 7, 2013 (Marketwired) — OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, has filed its Annual Report on Form 10-K for the fiscal year ended February 28, 2013, which includes restated financial results for fiscal years 2009 through 2012, and the restated first quarter of fiscal 2013, which ended May 31, 2012 as well as quarterly results for the second, third and fourth quarters of fiscal year 2013. The Company also filed its Quarterly Report on Form 10-Q for the first quarter of fiscal 2014 that ended on May 31, 2013.

“With these filings, the Company is now current with its SEC filings as required under the NASDAQ listing rules,” said Ralph Schmitt, CEO of OCZ Technology. “I’d like to thank our employees, investors, customers, vendors and partners for being patient and sticking with us during this challenging period in the Company’s history.

The following financial results reflect adjustments associated with our restatement. In the course of the restatement the Company identified various material weaknesses. These material weaknesses have not yet been fully remediated as the company is still in process of implementing process and control changes.

For further details regarding the Company’s restated financial results please see the Company’s Form 10-K for the fiscal year ended February 28, 2013.

The Company will be giving a presentation on Tuesday October 8, 2013 at 5:30pm eastern time. A live webcast of the conference call and presentation will be available by visiting the Investor Relations events conference call section of OCZ’s website at http://ir.ocz.com/conference-calls, which will be archived for replay until October 15, 2013. All interested parties can join the call by dialing (720) 545-0009 or (877) 430-3736. Please call-in 15 minutes prior to the call to secure a line. The conference call will be archived for phone replay until October 15, 2013. To access the archived conference call, please dial (404) 537-3406 or (855) 859-2056 and enter replay passcode 78512333.

Selected Consolidated Financial Data (Unaudited)

	Three Months Ended May 31, 2012			Year Ended February 29, 2012
		1Q13			FY12
	As Filed	Effect of Restatement	Restated	As Filed	Effect of Restatement	Restated
	(In thousands, except per share data)
Consolidated Statements of Operations Data:
Net revenue	$113,620	$(37,128)	$76,492	$365,774	$(55,614)	$310,160
Gross profit (loss)	28,431	(36,836)	(8,405)	82,436	(70,226)	12,210
Total operating expenses	41,368	(18,391)	22,977	94,373	36,998	131,371
Loss from operations	(12,937)	(18,445)	(31,382)	(11,937)	(107,224)	(119,161)
Net income (loss)	(6,254)	(18,230)	(24,484)	(17,667)	(105,785)	(123,452)
Net income (loss) per common share, basic and diluted	$(0.09)	$(0.27)	$(0.36)	$(0.35)	$(2.08)	$(2.43)

Consolidated Balance Sheet Data:
Cash and cash equivalents	$43,232	$(250)	$42,982	$92,339	$(290)	$92,049
Inventories, net	125,792	12,464	138,256	108,664	3,469	112,133
Total assets	346,082	(93,727)	252,355	358,703	(86,670)	272,033
Total current liabilities	91,541	34,758	126,299	100,842	23,612	124,454
Total liabilities	95,955	35,979	131,934	112,201	24,923	137,124
Total stockholders’ equity	250,127	(129,706)	120,421	246,502	(111,593)	134,909

	Year Ended February 28, 2011			Year Ended February 28, 2010
		FY11			FY10
	As Filed	Effect of Restatement	Restated	As Filed	Effect of Restatement	Restated
	(In thousands, except per share data)
Consolidated Statements of Operations Data:
Net revenue	$190,116	$(9,488)	$180,628	$143,959	$(6,264)	$137,695
Gross profit (loss)	24,154	(14,077)	10,077	18,656	(8,366)	10,290
Total operating expenses	41,154	(10,918)	30,236	31,202	(5,590)	25,612
Loss from operations	(17,000)	(3,159)	(20,159)	(12,546)	(2,776)	(15,322)
Net income (loss)	(30,027)	(3,159)	(33,186)	(13,534)	(2,776)	(16,310)
Net income (loss) per common share, basic and diluted	$(1.05)	$(0.11)	$(1.16)	$(0.64)	$(0.13)	$(0.77)

Consolidated Balance Sheet Data:
Cash and cash equivalents	$17,514	$—	$17,514	$1,224	$—	$1,224
Inventories, net	22,798	4,046	26,844	9,846	3,241	13,087
Total assets	89,269	(3,781)	85,488	47,849	(1,063)	46,786
Total current liabilities	66,793	2,156	68,949	41,561	1,713	43,274
Total liabilities	76,210	2,156	78,366	41,561	1,713	43,274
Total stockholders’ equity	13,059	(5,936)	7,123	6,288	(2,776)	3,512

	Year Ended February 28, 2009
		FY09
	As Filed	Effect of Restatement	Restated
	(In thousands, except per share data)
Consolidated Statements of Operations Data:
Net revenue	$155,982	$(610)	$155,372
Gross profit (loss)	19,791	(4,691)	15,100
Total operating expenses	30,685	(4,691)	25,994
Loss from operations	(10,894)	—	(10,894)
Net income (loss)	(11,724)	—	(11,724)
Net income (loss) per common share, basic and diluted	$(0.56)	$—	$(0.56)

Consolidated Balance Sheet Data:
Cash and cash equivalents	$420	$—	$420
Inventories, net	16,787	—	16,787
Total assets	57,703	—	57,703
Total current liabilities	38,780	—	38,780
Total liabilities	38,780	—	38,780
Total stockholders’ equity	18,923	—	18,923

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering a complete spectrum of solid-state drives (SSDs), OCZ provides SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address a wide range of client and enterprise applications. Having developed firmware and controller platforms, to virtualization and endurance extending technologies, the company delivers vertically integrated solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged by customers. More information is available at www.ocz.com.

Forward-Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to OCZ’s ability to continue as a going concern, the risk of litigation or governmental investigations or proceedings relating to OCZ’s historical accounting policies, practices and procedures and other matters; OCZ’s ability to timely file periodic reports in the future, that margins in the second quarter of FY 2014 will likely be lower, market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory; OCZ’s ability to obtain sufficient component parts, including NAND flash, at acceptable prices, and OCZ’s ability to generate cash from operations, secure external funding for its operations, secure appropriate levels of credit and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on October 7, 2013, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocz.com. OCZ does not undertake to update its forward-looking statements.

OCZ Investor Relations Contact:	Media Contact:

Bonnie Mott Senior Manager of Investor Relations (408) 440-3428 bmott@ocztechnology.com	Scott Harlin Director of Marketing Communications - Enterprise (408) 733-8400 sharlin@ocztechnology.com